EXHIBIT 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Reports Fourth-Quarter and Full-Year 2018 Financial Results

•	Company reported net ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) sales of $22.5 million for full-year 2018
•	Since launch, 90% of target accounts have purchased or received samples of ZILRETTA and 69% of ordering accounts have placed reorders
•	Company received Day 74 letter from FDA confirming PDUFA date of October 14, 2019 for ZILRETTA repeat administration sNDA
•	Data from the pivotal Phase 3b trial of repeat administration of ZILRETTA recently published in peer-reviewed medical journal, Rheumatology and Therapy
•	Product-specific J code for ZILRETTA (J3304) became effective on January 1, 2019
•	Conference call scheduled for today at 4:30 p.m. ET

BURLINGTON, Mass., February 28, 2019 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today reported financial results and recent business highlights for the quarter and the year ended December 31, 2018.

“In 2018, we made strong progress establishing ZILRETTA in the market, laying a solid foundation upon which we can continue to build and grow the franchise,” said Michael Clayman, M.D., President and Chief Executive Officer. “We also advanced our lifecycle management plans for ZILRETTA, including the filing of a supplemental new drug application with compelling data from our repeat administration study, and we initiated a pivotal study in osteoarthritis of the hip. In the near term, we look forward to continuing ZILRETTA’s commercial momentum, and we are excited about its potential to make a meaningful difference for the millions of patients confronting this painful and progressive disease.”

2018 Financial Highlights

The Company reported a net loss of $169.7 million for full-year 2018 as compared to a net loss of $137.5 million for full-year 2017. Net sales of ZILRETTA were $9.5 million for fourth-quarter 2018 and totaled $22.5 million for full-year 2018. The cost of sales for full-year 2018 was $7.3 million.

Research and development expenses were $53.1 million and $51.2 million for the years ended December 31, 2018 and 2017, respectively. The increase in research and development expenses year-over-year of $1.8 million was primarily due to an increase in salary and other employee-related costs for additional headcount and stock-based compensation expense and an increase in expenses related to our pipeline program and other program costs, partially offset by a decrease in ZILRETTA clinical development expenses.

Selling, general and administrative expenses were $121.3 million and $78.8 million for the years ended December 31, 2018 and 2017, respectively. Selling expenses were $87.3 million and

$45.9 million for the years ended December 31, 2018 and 2017, respectively. The $41.4 million increase in selling expenses was primarily due to salary and other employee-related costs associated with additional headcount and costs related to the establishment of commercial marketing and sales capabilities. General and administrative expenses were $34.0 million and $32.9 million for the years ended December 31, 2018 and 2017, respectively, which represents an increase of $1.1 million year-over-year.

Interest expense was $15.7 million and $11.3 million for the years ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, the Company had approximately $258.8 million in cash, cash equivalents, and marketable securities compared with $423.9 million as of December 31, 2017.

ZILRETTA Launch Metrics
Since the commercial launch of ZILRETTA in the fourth quarter of 2017:

•	The Company has conducted in-depth product discussions at 88% of its 3,700 target accounts.
•	90% of target accounts have purchased, or received samples of, ZILRETTA.
•	69% of ordering accounts have placed at least one reorder for additional product.
•	Flexion’s Market Access team has engaged with 48 key commercial insurers that represent approximately 225 million people or 75% of all commercially covered lives in the U.S.

In addition, commercial insurance coverage for ZILRETTA remained strong throughout the fourth quarter, with more than 95% of the medical benefits verifications processed through FlexForward, the Company’s reimbursement hub, indicating coverage of ZILRETTA.

Recent News and 2018 Business Highlights

•

In February 2019, results from an open-label Phase 3b clinical trial evaluating the safety and efficacy of repeat administration of Zilretta in patients with osteoarthritis (OA) of the knee were published in the peer-reviewed journal, Rheumatology and Therapy. The data show that repeat administration of ZILRETTA for treatment of OA knee pain was generally safe and well-tolerated with no deleterious impact on cartilage or joint structure observed through X-ray analysis. The data also indicate that the magnitude and duration of pain relief experienced by patients after both the first and second injections was similar to the clinical benefit of ZILRETTA in the pivotal Phase 3 trial.

Based on those data, in December 2018, the Company submitted a supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA) to revise the product label for ZILRETTA to allow for repeat administration. Separately, in August 2018, the Company filed a supplemental label revision requesting changes to the ZILRETTA label. In February 2019, FDA informed the Company that the labeling supplement will be subsumed into the review of the sNDA.

On February 26, 2019, the Company received a Day 74 letter from FDA confirming the

sNDA was accepted for filing. Under the Prescription Drug User Fee Act (PDUFA), the Company anticipates FDA’s decision on the sNDA by or on October 14, 2019.

•	On January 3, 2019, the Company provided ZILRETTA net sales guidance of $65-$80 million for full-year 2019.

•

On January 1, 2019, the product-specific Healthcare Common Procedure Coding System (HCPCS) reimbursement code for ZILRETTA (J3304) became effective, superseding the Q code (Q9993) which had been in place since July 1, 2018. J codes have defined payment rates, and they are universally recognized by Medicare and commercial payers and broadly understood by prescribers.

•

In December 2018, the Company enrolled the first patient in a double-blind, placebo-controlled Phase 3 trial to evaluate the safety and efficacy of ZILRETTA in patients with hip OA. The initiation of the hip registration trial was supported by findings from a Phase 2, randomized, open-label, pharmacokinetic (PK) study in the shoulder and hip joints, known as the SHIP study, which demonstrated that ZILRETTA was generally safe and well-tolerated, and the PK profile of ZILRETTA observed in both joints was consistent with previous PK studies in the knee. Results also showed that an injection of ZILRETTA into the hip resulted in 6-fold lower peak plasma levels and reduced systemic exposure compared to immediate-release triamcinolone acetonide in crystalline suspension (TAcs). The study is expected to complete in 2020.

•

Good Laboratory Practice (GLP) studies for FX201, an intra-articular (IA) gene therapy product candidate, were initiated in October 2018. Pending positive results from these preclinical studies, the Company anticipates filing an Investigational New Drug (IND) application and initiating first-in-human clinical trials in the second half of 2019. Additionally, on February 11, 2019, the Company received a Notice of Allowance from the U.S. Patent and Trademark Office for the U.S. patent application covering FX201. Once issued, the patent is expected to provide protection until 2033.

•

At the 2018 American College of Rheumatology Annual Meeting held in October, the Company presented data that demonstrated concurrent, bilateral administration of ZILRETTA appeared safe and well-tolerated. Safety profiles were similar for ZILRETTA and TAcs treatment groups, and there were no serious treatment emergent adverse events. The results from a Phase 2 clinical trial showed that exposure to triamcinolone acetonide was significantly lower in patients given ZILRETTA compared to those given TAcs, with maximum plasma concentrations nearly 10-fold lower (2,577.8 pg/mL compared to 24,289.4 pg/mL).

•

In September 2018, data from a Phase 2 study evaluating blood glucose levels in patients with OA knee pain and controlled Type 2 diabetes were published in the peer-reviewed journal, Rheumatology. The double-blind, randomized Phase 2 study met its primary endpoint, demonstrating that the change in blood glucose levels was significantly lower, with a difference of 19.2mg/dL (p=0.0452), following ZILRETTA injection than immediate-release

TAcs injection in people with OA knee pain and Type 2 diabetes. Incidences of adverse events in the study were low and similar between the ZILRETTA and TAcs treatment arms.

•

In May 2018, the Company initiated a Phase 3b, open-label study assessing the effect of the administration of a single IA injection of ZILRETTA on synovitis in patients with OA of the knee. Topline results are anticipated in 2020.

•	In April 2018, the Journal of Bone and Joint Surgery published the full results from the pivotal Phase 3 trial, which served as the basis of ZILRETTA's approval.

Conference Call
Flexion’s management will host a conference call today at 4:30 p.m. ET. The dial-in number for the conference call is 855-770-0022 for domestic participants and 908-982-4677 for international participants, with Conference ID #2570919. A live webcast of the conference call can also be accessed through the “Investors” tab on the Flexion Therapeutics website, and a replay will be available online after the call.

Indication and Select Important Safety Information for ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

Indication: ZILRETTA (triamcinolone acetonide extended-release injectable suspension) is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee. It is not intended for repeat administration.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•

Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•

Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA
On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide — a commonly administered, short-acting corticosteroid — with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced knee pain for 12 weeks, with some people experiencing pain relief through Week 16.

About Osteoarthritis (OA) of the Knee
OA, also known as degenerative joint disease, affects more than 30 million Americans and accounts for more than $185 billion in annual expenditures. In 2016, more than 15 million Americans were diagnosed with OA of the knee and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity and sports injuries. Each year, more than 15 million Americans are treated for OA-related knee pain, and approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics
Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, a type of degenerative arthritis. The Company's core values are focus, ingenuity, tenacity, transparency and fun. For the past two years, Flexion has been named one of the Best Places to Work by the Boston Business Journal, and a Top Place to Work in Massachusetts by The Boston Globe.

Forward-Looking Statements
This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; expected future financial and operating results; potential growth of ZILRETTA net sales; Flexion’s plans and expected timing for clinical and regulatory milestones and activities; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA, are forward looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks that our actual financial and operating results may differ materially from our expectations; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; risks inherent in clinical development and the regulatory approval process, including the risk that future clinical results will not be consistent with prior results, the risk that clinical trials may be delayed and the risk that the FDA may not approve our regulatory submissions; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to

ZILRETTA; the risk that ZILRETTA may not be successfully commercialized, including as a result of limitations in ZILRETTA's label and package insert information; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; the risk that we may use our capital resources in ways that we do not currently expect; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 7, 2018 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

FLEXION THERAPEUTICS CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share information)

	Year Ended December 31,
	2018	2017
Revenue	$ 22,524	$ 355

Operating expenses:
Cost of sales	7,336	4
Research and development	53,079	51,231
Selling, general and administrative	121,311	78,801
Total operating expenses	181,726	130,036
Loss from operations	(159,202)	(129,681)
Interest income (expense), net	(11,145)	(7,550)
Other income (expense)	688	(250)
Loss from operations before income tax	(169,659)	(137,481)
Net loss	(169,659)	(137,481)

Basic and diluted net loss per share	$ (4.49)	$ (4.16)
Basic and diluted weighted average number of common shares outstanding
	37,751	33,027

	FLEXION THERAPEUTICS SELECTED BALANCE SHEET DATA (in thousands)
	December 31,	December 31,
	2018	2017

Cash and cash equivalents	$ 87,299	$ 127,789
Marketable securities (current and non-current)	171,555	296,127
Total current assets	285,042	397,990
Working capital	248,425	367,418
Total assets	295,752	441,317
Total notes payable	13,607	22,903
Total convertible notes	144,879	137,107
Total stockholders' equity	110,079	260,274

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

T: 781-305-7194

syoung@flexiontherapeutics.com